UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2007

DOMINO’S PIZZA, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32242	38-2511577
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(Address of Principal Executive Offices)

(734) 930-3030

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report is neither an offer to sell nor a solicitation of an offer to buy any securities of Domino’s Pizza, Inc. (the “Company”) or any subsidiary of the Company.

Item 1.01 Entry into a Material Definitive Agreement.

General

As part of the previously announced recapitalization of the Company, on April 16, 2007 the Company securitized substantially all of its existing revenue-generating assets, which principally consist of franchise-related agreements, product distribution agreements and license agreements for the use of its intellectual property. The securitization transaction consisted of the transfer of these revenue-generating assets to a number of newly formed limited-purpose, bankruptcy remote companies. These companies are wholly-owned, indirect subsidiaries of the Company and co-issued or guaranteed new classes of notes.

On April 16, 2007, certain indirect subsidiaries of the Company issued $1.6 billion aggregate principal amount of 5.261% Fixed Rate Series 2007-1 Senior Notes, Class A-2 (the “Class A-2 Notes”) and $100.0 million aggregate principal amount of 7.629% Fixed Rate Series 2007-1 Subordinated Notes, Class M-1 (the “Class M-1 Notes”) in an offering exempt from registration under the Securities Act of 1933, as amended. In connection with the issuance of the Class A-2 Notes and the Class M-1 Notes, certain indirect subsidiaries of the Company also completed a securitized revolving financing facility of Series 2007-1 Variable Funding Senior Notes, Class A-1 (the “Variable Funding Notes”), which allows for the issuance of up to $150.0 million of Variable Funding Notes and certain other credit instruments, including letters of credit. The Class A-2 Notes, the Class M-1 Notes and the Variable Funding Notes are referred to collectively as the “Notes.” The Class A-2 Notes and the Variable Funding Notes are referred to collectively as the “Senior Notes.”

Class A-2 Notes and Class M-1 Notes

The Class A-2 Notes and the Class M-1 Notes are the first issuance under a facility that will allow certain indirect subsidiaries of the Company to issue additional series of notes in the future subject to certain conditions. The Class A-2 Notes and the Class M-1 Notes were issued under a Base Indenture dated April 16, 2007 (the “Base Indenture”) and the related Supplemental Indenture dated April 16, 2007 (the “Supplemental Indenture”) among certain indirect subsidiaries of the Company, including Domino’s Pizza Master Issuer LLC, Domino’s SPV Canadian Holding Company Inc., Domino’s Pizza Distribution LLC and Domino’s IP Holder LLC, each as co-issuer of the Class A-2 Notes and the Class M-1 Notes (collectively, the “Co-Issuers”) and Citibank, N.A., as trustee and securities intermediary.

The Class A-2 Notes and the Class M-1 Notes have an interest-only payment period of five years, with two one-year extension periods that may be exercised by the Co-Issuers, such exercise being subject to the ability to meet certain financial covenants and the absence of continuing events of default and rapid amortization events. If not repaid or refinanced prior to the end of the interest-only period (including any extension of the interest-only period), the Class A-2 Notes and the Class M-1 Notes will amortize based on the cash flow available from the secured assets and have a maturity of 30 years from the date of original issuance. As a result, after the expiration of the interest-only period, cash flow would be directed to the repayment of such notes and, other than a weekly servicing fee sufficient to cover the Company’s selling, general and administrative expenses would not be available for operating its business.

If the Co-Issuers elect to extend the interest-only period pursuant to either of the two one-year extension periods permitted under the Supplemental Indenture, the interest rate on the Class A-2 Notes and the Class M-1 Notes for applicable extension period will be the higher of (i) the original interest rate on the applicable notes or (ii) the interest rate on the applicable notes as adjusted as described below. For the Class A-2 Notes, the adjusted interest rate is the sum of (i) three-month LIBOR, plus (ii) 30 basis points, plus (iii) either 0 basis points or 25 basis points, depending on the debt service coverage ratio at the measurement date. In addition to interest on the Class A-2 Notes, the Co-Issuers pay quarterly insurance premiums for the financial guarantee policies discussed below under "Third Party Credit Enhancement." The excess, if any, of the adjusted interest rate on the Class A-2 Notes over the original interest rate on such notes would be contingent interest and would not be insured by the financial guarantee policies discussed below under “Third-Party Credit Enhancement.” For the Class M-1 Notes, the adjusted interest rate is the sum of (i) three-month LIBOR, plus (ii) 270 basis points, plus (iii) either 0 basis points or 100 basis points, depending on the debt service coverage ratio at the measurement date.

The Class A-2 Notes rank pari passu with the Variable Funding Notes and senior to the Class M-1 Notes.

The Notes are secured by the collateral described below under “Guarantees and Collateral.”

Variable Funding Notes

In connection with the issuance of the Class A-2 Notes and the Class M-1 Notes, the Co-Issuers also completed a securitized revolving financing facility consisting of Variable Funding Notes, which allows for the issuance of up to $150.0 million of Variable Funding Notes and certain other credit instruments, including letters of credit. The Variable Funding Notes were issued under the Base Indenture and the Supplemental Indenture and allow for drawings on a revolving basis. Drawings and certain additional terms related to the Variable Funding Notes are governed by the Class A-1 Note Purchase Agreement dated April 16, 2007 (the “Variable Funding Note Purchase Agreement”) among the Co-Issuers, Domino’s Pizza LLC, as master servicer, certain conduit investors, financial institutions and funding agents, JPMorgan Chase Bank, National Association, as provider of letters of credit, and Lehman Commercial Paper Inc., as swingline lender and as administrative agent. The Variable Funding Notes will be governed, in part, by the Variable Funding Note Purchase Agreement and by certain generally applicable terms contained in the Base Indenture. Interest on the Variable Funding Notes will be payable at per annum rates equal to lenders’ CP funding rate plus 50 basis points. In addition to interest on the Variable Funding Notes, the Co-Issuers pay quarterly insurance premiums for the financial guarantee policies discussed below under "Third Party Credit Enhancement." While no Variable Funding Notes were issued at closing on April 16, 2007, letters of credit in an aggregate amount of approximately $33.9 million were issued in connection with the establishment of the facility, and it is expected that amounts will be drawn under the Variable Funding Notes from time to time as needed for the operation of the Company. There is a commitment fee on the unused portion of the Variable Funding Notes facility of 0.22%. The Variable Funding Notes and other credit instruments issued under the Variable Funding Note Purchase Agreement are secured by the collateral described below under “Guarantees and Collateral.”

Guarantees and Collateral

Pursuant to the Guarantee and Collateral Agreement dated April 16, 2007 (the “Guarantee and Collateral Agreement”) among Domino’s SPV Guarantor LLC, Domino’s Pizza Franchising LLC, Domino’s Pizza International Franchising Inc. and Domino’s Pizza Canadian Distribution ULC, each as a guarantor of the Notes (collectively, the “Guarantors”), in favor of Citibank, N.A., as trustee, the Guarantors guarantee the obligations of the Co-Issuers under the Indenture and related documents and secure the guarantee by granting a security interest in substantially all of their assets.

The Notes are secured by a security interest in substantially all of the assets of the Co-Issuers and the Guarantors, which assets, at the time of the closing of the securitization transaction, included substantially all of the revenue-generating assets of the Company and its subsidiaries, which principally consist of franchise-related agreements, product distribution agreements and license agreements for the use of intellectual property. The pledge and collateral arrangements for all of the Co-Issuers are included in the Base Indenture and the guarantee of the Guarantors is included in the Guarantee and Collateral Agreement.

Neither the Company, the ultimate parent of each of the subsidiaries involved in the securitization transaction, nor any subsidiary of the Company other than the subsidiaries involved in the securitization transaction, guarantee or in any way are liable for the obligations of the subsidiaries involved in the securitization transaction under the Base Indenture, the Supplemental Indenture or the Notes, or any other obligation of such subsidiaries in connection with the issuance of the Notes.

Servicing of the Securitized Assets

None of the securitization entities have employees. Pursuant to the Master Servicing Agreement dated as of April 16, 2007 (the “Master Servicing Agreement”) among Domino’s Pizza Master Issuer LLC, certain subsidiaries of Domino’s Pizza Master Issuer LLC party thereto, Domino’s Pizza LLC, as master servicer, Domino’s Pizza NS Co., as a servicer, and Citibank, N.A. as trustee, Domino’s Pizza LLC will act as the master servicer with respect to the securitized assets. The primary responsibilities of the master servicer will be to perform certain franchising, distribution, intellectual property and operational functions on behalf of the securitization entities with respect to the securitized assets pursuant to the Master Servicing Agreement. The master servicer will be entitled to the payment of the weekly master servicing fee, as set forth in the Master Servicing Agreement, which includes reimbursement of certain expenses, and will be subject to the liabilities set forth in the Master Servicing Agreement. Domino’s Pizza NS Co. will perform all services for Domino’s Pizza Canadian Distribution ULC, which will conduct the distribution business in Canada, and will be entitled to the payment of the weekly Canadian servicing fee, as set forth in the Master Servicing Agreement.

The master servicer will service and administer the securitized assets in accordance with the terms of the Master Servicing Agreement and, except as otherwise provided in the Master Servicing Agreement, the servicing standard set forth in the agreement. Subject to limited exceptions set forth in the Master Servicing Agreement, the Master Servicing Agreement does not require the master servicer to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Master Servicing Agreement if the Master Servicer has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

Subject to limited exceptions set forth in the Master Servicing Agreement, the master servicer will indemnify each securitization entity, each insurer of the Senior Notes and the trustee, and their respective officers, directors, employees and agents for all claims, penalties, fines, forfeitures, losses, legal fees and related costs and judgments and other costs, fees and reasonable expenses that any of them may incur as a result of (a) the failure of the master servicer to perform its obligations under the Master Servicing Agreement, (b) the breach by the master servicer of any representation or warranty under the Master Servicing Agreement or (c) the master servicer’s negligence, bad faith or willful misconduct.

Third-Party Credit Enhancement

The Class A-2 Notes are rated Aaa and AAA by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, respectively, and the Class M-1 Notes are rated BB by Standard & Poor’s Ratings Services. Timely payment of interest (other than contingent interest) on the quarterly payment dates and the outstanding principal of the Class A-2 Notes on the legal final payment date are guaranteed pro rata by two financial guaranty policies issued to the trustee. MBIA Insurance Corporation (“MBIA”) issued one policy guaranteeing 75% of all such amounts and Ambac Assurance Corporation (“Ambac”) issued another policy guaranteeing 25% of all such amounts. The policies have been issued under an Insurance and Indemnity Agreement dated as of April 16, 2007 (the “Insurance and Indemnity Agreement”) among MBIA and Ambac, as insurers, the Co-Issuers, Domino’s Pizza, Inc., Domino’s SPV Guarantor LLC and Domino’s Pizza International LLC, Domino’s Pizza LLC, as master servicer, and Citibank, N.A., as trustee. Subject to an event of default by MBIA under its policy and certain events in connection with the issuance of additional series of notes, MBIA is the designated control party entitled to make certain decisions with respect to the Senior Notes prior to and following any event of default with respect to such notes. The Class M-1 Notes are not insured under the financial guarantee policies.

Covenants and Restrictions

The Class A-2 Notes and the Class M-1 Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) that the Co-Issuers maintain specified reserve accounts to be used to make required payments in respect of the notes, (ii) that certain debt service coverage ratios be met, the failure of which will result in rapid amortization of the outstanding principal amounts due in respect of the notes, (iii) provisions relating to optional and mandatory prepayments, including mandatory prepayments in the event of a stated change of control (as defined in the Supplemental Indenture) and the related payment of specified amounts, including specified make-whole payments, (iv) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective and (v) covenants relating to recordkeeping, access to information and similar matters. The Notes are also subject to customary rapid amortization events provided for in the Supplemental Indenture, including events tied to failure to maintain stated debt service coverage ratios, the number of open Domino’s stores falling below 6,750 on stated measurement dates, certain master servicer termination events, an event of default under the Base Indenture and the failure to repay or refinance the Notes on the scheduled maturity date (as it may be amended). The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective, certain judgments and any payments being made under the insurance policy described above.

Use of Proceeds

A portion of the net proceeds of the offering was used to repay the $780.0 million borrowed under the Bridge Credit Agreement by and among the Company, Domino’s, Inc., as borrower, Lehman Commercial Paper Inc., as administrative agent and swingline lender, JP Morgan Chase Bank, N.A. as letter of credit issuer, the lenders from time to time party thereto, J.P. Morgan Securities Inc., as syndication agent, and Merrill Lynch Commercial Finance Corp., as documentation agent, which was terminated in connection with the securitization transaction. The Company has approved a special cash dividend in the amount of $13.50 per share to the holders of its common stock and dividend equivalent payments to employees who hold vested and certain other options to purchase shares of common stock of the Company. In connection with its new capital structure, the Company discontinued regular quarterly dividends and has authorized up to $200 million in future open market purchases of its common stock. The securitization entities retained $15.0 million to maintain the large franchisor exemption for state franchise law purposes and approximately $16.5 million to cover accounts payable and other operating expenses. Domino’s Pizza Master Issuer LLC also deposited approximately $26.4 million into an interest reserve account for the benefit of holders of the Senior Notes.

Item 1.02 Termination of a Material Definitive Agreement.

The descriptions in Item 1.01 are included herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions in Item 1.01 are included herein by reference.

Item 7.01 Regulation FD Disclosure.

Exhibit 99.1 hereto includes certain historical and pro forma financial information of the Company related to the securitization transaction.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to the proposed offering of the notes and related transactions described in this current report or to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements relating to our anticipated profitability and operating performance reflect management’s expectations based upon currently available information and data. However, actual results are subject to future risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that can cause actual results to differ materially include: our increased level of indebtedness as a result of the securitization transaction; the uncertainties relating to litigation; consumer preferences, spending patterns and demographic trends; the effectiveness of our advertising, operations and promotional initiatives; our ability to retain key personnel; new product and concept developments by us and other food-industry competitors; the ongoing profitability of our franchisees and the ability of Domino’s Pizza and our franchisees to open new restaurants; changes in food prices, particularly cheese, labor, utilities, insurance, employee benefits and other operating costs; the impact that widespread illness or general health concerns may have on our business and the economy of the countries in which we operate; severe weather conditions and natural disasters; changes in our effective tax rate; changes in government legislation and regulations; adequacy of our insurance coverage; costs related to future financings and changes in accounting policies. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are more fully disclosed under the section headed “Risk Factors” in our annual report on Form 10-K that we have filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 of this Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. In furnishing such information, we make no admission as to the materiality of any such information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 8.01 Other Events

In connection with the completion of the securitization transaction, the Company issued a press release on April 17, 2007, which is attached to this Form 8-K as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Certain Historical and Pro Forma Financial Information of the Company

99.2	Press Release dated April 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S PIZZA, INC.

/s/ L. David Mounts
Name:	L. David Mounts
Title:	Executive Vice President and
Chief Financial Officer

Date: April 20, 2007

Exhibit Index

Exhibit Number	Description

99.1	Certain Historical and Pro Forma Financial Information of the Company

99.2	Press Release dated April 17, 2007